UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 1, 2006

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Turnpike Road, Suite 203 Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (508) 871-7046

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 1, 2006, TC Tuscarora Intermediate Limited Partnership, a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), entered into a definitive agreement (the “Purchase Agreement”) with Tuscarora Gas Pipeline Company (“TGPC”), a wholly-owned subsidiary of Sierra Pacific Resources, to acquire an additional 49% general partnership interest in Tuscarora Gas Transmission Company (“TGTC”), a Nevada general partnership, for $98 million, subject to certain closing adjustments. The Partnership will also indirectly assume approximately $37 million of debt of TGTC. The transaction is expected to close in the fourth quarter 2006, subject to regulatory approvals and other closing conditions. On closing, the Partnership’s interest in TGTC will increase to 98% from 49%. TransCanada Corporation (“TransCanada”), the parent company of TC PipeLines GP, Inc. and the sole general partner of the Partnership, indirectly holds a 1% ownership interest in TGTC. Pursuant to a second agreement (the “Option Agreement”), for approximately one year after closing, the Partnership will have an option to purchase the remaining 1% interest in TGTC from TGPC for $2 million, subject to certain closing adjustments.

TransCanada will become the operator of TGTC, which is currently operated by TGPC. TransCanada has provided gas control services for the TGTC pipeline system since late 2002.

This acquisition is expected to be accretive to the Partnership’s cash flow based on anticipated financing with a combination of bank debt and equity.

The foregoing descriptions of the Purchase Agreement and the Option Agreement do not purport to be complete and are qualified by the Purchase Agreement and the Option Agreement, respectively.  Copies of those agreements are attached as exhibits to this Form 8-K.

The Partnership’s press release regarding the acquisition of the additional general partnership interest in TGTC is attached as an exhibit to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	2.1	General Partnership Interest Purchase Agreement dated as of November 1, 2006 by and between Tuscarora Gas Pipeline Co. and TC Tuscarora Intermediate Limited Partnership.*

	2.2	General Partner Interest Holder Agreement dated as of November 1, 2006 by and between Tuscarora Gas Pipeline Co. and TC Tuscarora Intermediate Limited Partnership.

	99.1	Press Release, dated November 2, 2006.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Amy W. Leong
Amy W. Leong
Controller

Dated: November 7, 2006

Exhibit No.	Description

2.1	General Partnership Interest Purchase Agreement dated as of November 1, 2006 by and between Tuscarora Gas Pipeline Co. and TC Tuscarora Intermediate Limited Partnership.*

2.2	General Partner Interest Holder Agreement dated as of November 1, 2006 by and between Tuscarora Gas Pipeline Co. and TC Tuscarora Intermediate Limited Partnership.

99.1	Press Release dated November 2, 2006.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.